Exhibit 5.1

                             OPINION AS TO LEGALITY


                            JILL ARLENE ROBBINS, P.A.
                                  525 93 Street
                             Surfside, Florida 33154
                                 (305) 531-1174
                            Facsimile: (305) 531-1274
                          Email: jillarlene@jarepa.com


August 27, 2010

United States Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

     Re: IN Media Cororation

Ladies and Gentlemen:



The Law Offices of Jill Arlene Robbins, P.A. has acted as special counsel for IN Media Corporation, a Nevada corporation (the "Company") for the limited purpose of rendering this opinion in connection with the registration (pursuant to the Registration Statement) of 4,000,000 shares of the Company's common stock (the "Common Stock") to be offered by the Company on a self-underwritten basis (the "Registered Shares") under the Securities Act of 1933. We have examined the Company's articles of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of laws I have deemed relevant for the purpose of this opinion, including but not limited to, Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

My review has also included the form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada, with corporate power to conduct its business as described in the Registration Statement.

     2. The Company has an authorized capitalization of 75,000,000 shares of Common Stock, $0.001 par value.
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     3.   The shares of Common Stock  currently  issued and outstanding are duly authorized and validly issued as fully paid and non-assessable, pursuant to the corporate law of the State of Nevada (Chapter 78A of the Nevada Revised Statutes).

     4. All of the Registered Shares, once issued, will be duly authorized and validly issued as fully paid and non-assessable pursuant to the corporate law of the State of Nevada (Chapter 78A of the Nevada Revised Statutes).

This  opinion   includes  my  opinion  on  Nevada  law   including   the  Nevada
Constitution, all applicable provisions of Nevada statutes, and reported judicial decisions interpreting those laws.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption "INTERESTS OF NAMED EXPERTS AND COUNSEL" in the Prospectus forming a part of the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated thereunder or
Item 509 of Regulation S-K.

Very truly yours,


                               /s/ Jill Arlene Robbins
                               --------------------------------
                               JILL ARLENE ROBBINS, ESQUIRE